Exhibit 99.1

PRESS RELEASE

Contact:

Kevin S. Bauer	For Release July 29, 2010
Vice President and CFO
510-668-7100

Exar Corporation Reports Fiscal 2011 First Quarter Results

Quarterly revenue of $39.6M - highest level achieved in over a decade

Fremont, California, July 29, 2010 – Exar Corporation (Nasdaq: EXAR), today reported financial results for its fiscal 2011 first quarter ended June 27, 2010.

Net sales for the first quarter of fiscal 2011 were $39.6 million compared to net sales of $38.5 million for the prior quarter and $30.9 million for the first quarter of fiscal 2010.

The GAAP gross margin for the first quarter of fiscal 2011 was 47.5% compared to 50.4% for the prior quarter and 41.6% in the first quarter of fiscal 2010.

On a non-GAAP basis, the gross margin for the first quarter of fiscal 2011 was 52.1% compared to 54.0% for the prior quarter and 52.1% in the first quarter of fiscal 2010.

The GAAP net loss for the first quarter of fiscal 2011 was $7.4 million, or $0.17 net loss per share, compared to a net loss of $3.3 million, or $0.08 net loss per share in the prior quarter, and a net loss of $12.9 million, or $0.30 net loss per share, for the first quarter of fiscal 2010.

On a non-GAAP basis, the net loss was $0.8 million for the first quarter of fiscal 2011 or $0.02 net loss per share, compared to net income of $1.5 million in the prior quarter, or $0.03 diluted earnings per share, and a net loss of $3.1 million, or $0.07 net loss per share, in the first quarter of fiscal 2010.

The Company ended the first quarter of fiscal 2011 with cash, cash equivalents and short-term marketable securities of $208.2 million.

“We achieved the highest quarterly revenue in more than 15 years and a Company record of more than 100 million units shipped during the first fiscal quarter of 2011,” said Pete Rodriguez, the Company’s president and chief executive officer. “During the quarter, we exited the low margin Optical business and made solid progress in reducing operating expenses. Our overall bookings remain strong and we will drive to attain non-GAAP operating profitability in the current quarter.”

For the second quarter of fiscal 2011 ending September 26, 2010, the Company projects that net sales will be between $40 million and $42 million. The non-GAAP gross margin is currently expected to be between 52.5% and 54.5%. Operating expenses are currently expected to be between $21.0 million and $22.0 million on a non-GAAP basis.

The Company’s statements about its future financial performance or operating plans are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein.

Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the first quarter of fiscal 2011, today, Thursday, July 29, 2010 at 1:30 p.m. PDT. To access the conference call, please dial (800) 230-1085 by 1:20 p.m. PDT and use conference ID number 165055. In addition, a live webcast will also be available.

To access the webcast, please go to the Company’s Investor Relations Homepage at: http://www.exar.com. A replay of the call will be available starting at 3:00 p.m. PDT on July 29, 2010 until 11:59 p.m. PDT on August 5, 2010. To access the replay, please dial (800) 475-6701 and use conference ID number 165055.

Product Line Highlights:

DataCom and Storage

http://www.exar.com/Common/Content/News.aspx?id=7888

http://www.exar.com/Common/Content/News.aspx?id=7886

http://www.exar.com/Common/Content/News.aspx?id=7792

Power Management

http://www.exar.com/Common/Content/News.aspx?id=7466

Safe Harbor Statement

The Company’s statements about its future financial performance, changes in gross margins, net sales and operating expenses, resource allocation and its impact on future performance and product development initiatives, design win conversion, distribution and OEM trends, supply chain issues among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global financial volatility, economic recession, and industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer or distributor demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; cash balances; vendor capacity, quality or throughput constraints; successful integration of acquired businesses; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to impairment analyses or acquisition related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 28, 2010.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the periods presented, we are disclosing non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, fair value adjustment of acquired inventories, acquisition-related costs, separation costs of executive officers, acceleration of depreciation on abandoned equipment, impairment charges on investments, and income tax effects. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

About Exar

Exar Corporation delivers highly differentiated silicon, software and subsystem solutions for industrial, consumer, and enterprise applications. For nearly 40 years, Exar’s comprehensive knowledge of end-user markets along with the underlying analog/mixed signal and digital technologies has enabled innovative solutions that meet the needs of the evolving connected world. Exar’s technology portfolio includes solutions for power management, serial interfaces, packet-based and TDM wireline communications, enterprise storage optimization, and data security. Exar has locations worldwide providing real-time customer support to drive rapid product development. For more information about Exar, visit: www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	JUNE 27, 2010	MARCH 28, 2010
ASSETS
Current assets:
Cash and cash equivalents	$9,063	$25,486
Short-term marketable securities	199,098	186,598
Accounts receivable (net of allowances of $726 and $831)	14,606	13,461
Accounts receivable, related party (net of allowances of $288 and $605)	3,590	4,323
Inventories	18,814	15,000
Other current assets	5,307	5,106

Total current assets	250,478	249,974

Property, plant and equipment, net	43,407	42,941
Goodwill	3,184	3,085
Intangible assets, net	29,088	31,957
Other non-current assets	4,944	5,357

Total assets	$331,101	$333,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,179	$9,828
Accrued compensation and related benefits	6,454	6,619
Deferred income and allowances on sales to distributors	4,645	4,227
Deferred income and allowances on sales to distributors, related party	11,103	10,650
Other accrued expenses	10,764	10,598

Total current liabilities	44,145	41,922
Long-term lease financing obligations	13,447	13,454
Other non-current obligations	3,815	3,806

Total liabilities	61,407	59,182

Total stockholders’ equity
Preferred stock, $.0001 par value; 2,250,000 shares authorized; no shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized; 43,974,981 and 43,839,514 shares issued and outstanding at June 27, 2010 and March 28, 2010, respectively (net of treasury shares)	4	4
Additional paid-in capital	723,929	720,455
Accumulated other comprehensive income	784	1,282
Treasury stock at cost, 19,924,369 shares at June 27, 2010 and March 28, 2010	(248,983)	(248,983)
Accumulated deficit	(206,040)	(198,626)

Total stockholders’ equity	269,694	274,132

Total liabilities and stockholders’ equity	$331,101	$333,314

Note: Certain amounts previously reported above have been reclassified to conform to the current period presentation.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 27, 2010	MARCH 28, 2010	JUNE 28, 2009
Net sales	$28,365	$26,990	$23,110
Net sales, related party	11,271	11,507	7,752

Total net sales	39,636	38,497	30,862

Cost of sales:
Cost of sales	14,079	12,723	12,889
Cost of sales, related party	5,188	5,200	3,788
Amortization of purchased intangible assets	1,553	1,172	1,340

Total cost of sales	20,820	19,095	18,017

Gross profit	18,816	19,402	12,845

Operating expenses:
Research and development	14,443	12,255	12,294
Selling, general and administrative	12,957	11,686	15,112

Total operating expenses	27,400	23,941	27,406
Loss from operations	(8,584)	(4,539)	(14,561)
Other income and expense, net:
Interest income and other, net	1,613	1,741	1,754
Interest expense	(318)	(323)	(324)
Impairment charges on investments	—	—	(72)

Total other income and expense, net	1,295	1,418	1,358
Loss before income taxes	(7,289)	(3,121)	(13,203)
Provision for (benefit from) income taxes	125	189	(328)

Net loss	$(7,414)	$(3,310)	$(12,875)

Loss per share:
Basic loss per share	$(0.17)	$(0.08)	$(0.30)

Diluted loss per share	$(0.17)	$(0.08)	$(0.30)

Shares used in the computation of loss per share:
Basic	43,897	43,822	43,314

Diluted	43,897	43,822	43,314

Note: Certain amounts previously reported above have been reclassified to conform to the current period presentation.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 27, 2010	MARCH 28, 2010	JUNE 28, 2009
Net Sales	$39,636	$38,497	$30,862

GAAP gross profit	$18,816	$19,402	$12,845
GAAP gross margin	47.5%	50.4%	41.6%
Stock-based compensation	220	144	116
Amortization of acquired intangible assets	1,553	1,172	1,340
Fair value adjustment of acquired inventories	42	72	1,787
Acquisition-related costs	—	—	6

Non-GAAP gross profit	20,631	20,790	16,094

Non-GAAP gross margin	52.1%	54.0%	52.1%

GAAP research and development expenses	$14,443	$12,255	$12,294
Stock-based compensation	1,556	624	486
Amortization of acquired intangible assets	1,074	927	588
Acquisition-related costs	—	10	557

Non-GAAP research and development expenses	$11,813	$10,694	$10,663

GAAP selling, general and administrative expenses	$12,957	$11,686	$15,112
Stock-based compensation	1,546	887	707
Amortization of acquired intangible assets	298	198	142
Acquisition-related costs	328	542	3,926
Separation costs of executive officers	—	—	162
Acceleration of depreciation on abandoned equipment	—	50	—

Non-GAAP selling, general and administrative expenses	$10,785	$10,009	$10,175

GAAP operating expenses	$27,400	$23,941	$27,406
Stock-based compensation	3,102	1,511	1,193
Amortization of acquired intangible assets	1,372	1,125	730
Acquisition-related costs	328	552	4,483
Separation costs of executive officers	—	—	162
Acceleration of depreciation on abandoned equipment	—	50	—

Non-GAAP operating expenses	$22,598	$20,703	$20,838

GAAP operating loss	$(8,584)	$(4,539)	$(14,561)
Stock-based compensation	3,322	1,655	1,309
Amortization of acquired intangible assets	2,925	2,297	2,070
Fair value adjustment of acquired inventories	42	72	1,787
Acquisition-related costs	328	552	4,489
Separation costs of executive officers	—	—	162
Acceleration of depreciation on abandoned equipment	—	50	—

Non-GAAP operating income (loss)	$(1,967)	$87	$(4,744)

GAAP net loss	$(7,414)	$(3,310)	$(12,875)
Stock-based compensation	3,322	1,655	1,309
Amortization of acquired intangible assets	2,925	2,297	2,070
Fair value adjustment of acquired inventories	42	72	1,787
Acquisition-related costs	328	552	4,489
Separation costs of executive officers	—	—	162
Acceleration of depreciation on abandoned equipment	—	50	—
Impairment charges on investments	—	—	72
Income tax effects	33	141	(152)

Non-GAAP net income (loss)	$(764)	$1,457	$(3,138)

GAAP loss per share	$(0.17)	$(0.08)	$(0.30)
Stock-based compensation	0.08	0.04	0.03
Amortization of acquired intangible assets	0.07	0.05	0.05
Fair value adjustment of acquired inventories	—	—	0.04
Acquisition-related costs	0.01	0.01	0.10
Separation costs of executive officers	—	—	—
Acceleration of depreciation on abandoned equipment	—	—	—
Impairment charges on investments	—	—	—
Income tax effects	—	—	—

Non-GAAP diluted earnings (loss) per share	$(0.02)	$0.03	$(0.07)

Shares used in earnings (loss) per share — GAAP	43,897	43,822	43,314
The effect of dilutive potential common shares due to reporting Non-GAAP net income	—	262	—
The effect of removing stock-based compensation expense under SFAS 123R for Non-GAAP presentation purpose	—	(28)	—

Shares used in diluted earnings per share — Non-GAAP	43,897	44,056	43,314

Notes: Certain amounts may not total due to rounding.

Certain amounts previously reported above have been reclassified to conform to the current period presentation.